UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015

Weatherford International public limited company
(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36504	98-0606750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 1, 6340 Baar, Switzerland	CH 6340
(Address of Principal Executive Offices)	(Zip Code)

 Registrant’s telephone number, including area code: +41.22.816.1500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 26, 2015, Weatherford International plc (the “Company”) announced that Dharmesh Mehta will transition to the role of Executive Vice President – Corporate Strategy from his role as Executive Vice President & Chief Operating Officer. The Chief Operating Officer position will not be filled as the Company adopts a flatter management structure throughout the whole organization to address current and expected market conditions. Mr. Mehta will play an integral role in steering the Company through the challenges and opportunities that market conditions present from a strategic standpoint and will continue to report directly to the office of the Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: January 27, 2015
/s/ Krishna Shivram
Krishna Shivram
Executive Vice President, Chief Financial Officer & President, Western Hemisphere